Exhibit 3.14

DYNAFLO, LLC

Amended and Restated

Limited Liability Company Operating Agreement

THE LIMITED LIABILITY COMPANY INTERESTS EVIDENCED BY THIS AGREEMENT HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR UNDER THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER JURISDICTION. SUCH LIMITED LIABILITY COMPANY INTERESTS ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE, AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE OR OTHER SECURITIES LAWS, PURSUANT TO REGISTRATION THEREUNDER OR EXEMPTION THEREFROM. IN ADDITION, TRANSFER OR OTHER DISPOSITION OF SUCH LIMITED LIABILITY COMPANY INTERESTS IS FURTHER RESTRICTED AS PROVIDED IN THIS AGREEMENT. PURCHASERS OF LIMITED LIABILITY COMPANY INTERESTS SHOULD BE AWARE THAT THEY WILL BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THEIR INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

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7.2	Distribution Upon Dissolution	9
7.3	Cancellation	9

ARTICLE 8 BOOKS AND RECORDS		10

8.1	Books and Records	10

ARTICLE 9 GOVERNING LAW		10

9.1	Governing Law	10

ARTICLE 10 MISCELLANEOUS PROVISIONS		10

10.1	Notices	10
10.2	Headings and Sections	10
10.3	Amendment of Articles of Organization and Agreement	10
10.4	Numbers and Gender	10
10.5	Binding Effect	10
10.6	Severability	10
10.7	Entire Agreement	11

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DYNAFLO, LLC

AMENDED AND RESTATED

LIMITED LIABILITY COMPANY OPERATING AGREEMENT

This Amended and Restated Limited Liability Company Operating Agreement (this “Agreement”) of DYNAFLO, LLC (the “Company”), executed on October 23, 2013, and effective as of June 27, 2013 (the “Effective Date” ), is adopted, executed and agreed to, for good and valuable consideration, by Accelerated Companies, LLC, a Delaware limited liability company (the “Sole Member” ).

RECITALS

A. Effective June 27, 2013, the Sole Member acquired all of the outstanding membership interests of the Company pursuant to that certain Contribution and Distribution Agreement dated June 27, 2013 by and among the Sole Member, Trilogy Production Equipment, LLC and the former members of the Company.

B. The Sole Member desires to amend and restate the Operating Agreement of the Company dated effective as of September 28, 2010 in its entirety and to adopt this Agreement in order to provide for the regulation and management of the Company and to set forth the respective rights, duties and obligations of the Members (as herein defined) as set forth herein.

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledge, the parties hereto agree as follows:

ARTICLE 1

ORGANIZATIONAL MATTERS

1.1 Continuation of the Company. Dynaflo, LLC is a limited liability company organized under the provisions of the Oklahoma Limited Liability Company Act, as amended from time to time (the “Act” ). The Articles of Organization (the “Articles of Organization”) were filed on September 28, 2010 with the Secretary of the State of Oklahoma. The Sole Member hereby continues the Company in accordance with the Act.

1.2 Name. The name of the limited liability company is “Dynaflo, LLC.”

1.3 Registered Office and Agent in Delaware. The registered office of the Company required by the Act to be maintained in the State of Oklahoma is 1833 South Morgan Road, Oklahoma City, Oklahoma 73128, or such other place as the Board (as herein defined) may designate in the manner provided by law. The registered agent for service of process is The Corporation Company, or such other person as the Board may designate in the manner provided by law.

1.4 Purposes. The purpose of the Company is to engage in any business, purpose or activity that may be lawfully carried on by a limited liability company formed under the Act.

1.5 Sole Member.

(a) The Sole Member is the sole Member of the Company. The business or mailing address of the Sole Member is 2002 Timberloch Place, Suite 500, The Woodlands, Texas 77380.

(b) One or more additional persons or entities may be admitted as a member to the Company with the consent of the Board (any such person or entity, together with the Sole Member, being referred to individually as a “Member” and collectively as the “Members”). Prior to the admission of any such additional Members to the Company, the Sole Member shall amend this Agreement to make such changes as the Board and the Sole Member shall determine to reflect the fact that the Company shall have such additional Members. Each additional Member shall execute and deliver a supplement or counterpart to this Agreement, as necessary.

(c) The Company may, but is not required to, issue certificates to Members to evidence ownership of the membership interests of the Company.

1.6 Term. The Company commenced its existence on the effective date of the filing of the Articles of Organization and shall have a perpetual existence until it is dissolved and terminated by the affirmative action of the Sole Member.

ARTICLE 2

MANAGEMENT

2.1 Management by the Board of Managers. Except as set forth herein, the management, control and operation of the business and affairs of the Company shall be vested exclusively with a board of managers of the Company (the “Board” and each member of the Board, a “Manager”). In addition to the powers now or hereafter granted to a manager of a limited liability company under the Act or that are granted to the Board under any provision of this Agreement, the Board shall have full power and authority, except as otherwise expressly provided in this Agreement, to manage and conduct the business and affairs of the Company and to make all decisions affecting the business and to take all actions as it deems necessary, advisable or appropriate to accomplish the purposes of the Company.

2.2 Number and Term of Office of Managers.

(a) The initial number of Managers constituting the full Board shall be three (3). The number of Managers may be increased or decreased from time to time by the Board.

(b) Each Manager shall be elected at any annual or any special meeting of the Sole Member. Each Manager elected shall hold office until his successor shall be elected at a meeting of the Sole Member and shall qualify, or until his earlier death, resignation, or removal. As of the Effective Date, the Managers of the Board shall be Brad Goebel, Mitch Ulrey and David Zachariah. Managers need not be Members or residents of the State of Oklahoma.

2.3 Removal; Vacancies; and Resignation of Managers. Any Manager may be removed, either with or without cause, by the Sole Member. Any vacancy occurring in the Board may be filled in accordance with Section 2.2(b) by appointment of the Sole Member. Any Manager may resign at any time. Such resignation shall be made in writing and shall take effect at the time specified therein, or if no time is specified, at the time of its receipt by the remaining Managers. The acceptance of a resignation shall not be necessary to make it effective, unless expressly so provided in the resignation.

2.4 Meetings of Board.

(a) Each Manager shall have one vote. Unless otherwise required by law or provided in the Articles of Organization or this Agreement, a majority of the Managers in office, either present (in person or by teleconference) or represented by proxy, shall constitute a quorum for the transaction of business at a meeting of the Board. If a quorum is present, the act of a majority of the Managers in office shall be necessary for the adoption of any resolution or approval of any action by the Board.

(b) Meetings of the Board may be held at such place or places as shall be determined from time to time by resolution of the Board. At all meetings of the Board, a Manager selected by the Board shall preside and business shall be transacted in such order as shall from time to time be determined by such Manager. Any Manager may propose any business to be transacted or matter to be acted upon by the Board at any meeting of the Board. Attendance of a Manager at a meeting (including by telephone) shall constitute a waiver of notice of such meeting, except where such Manager attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened and notifies the other Managers at such meeting of such purpose of objecting.

(c) Regular meetings of the Board shall be held at such times and places as shall be designated from time to time by resolution of the Board. Notice of such regular meetings shall be given by electronic transmission (including by facsimile or electronic mail), telephone or written notice at least 24 hours in advance of such meetings.

(d) Special meetings of the Board may be called by any Manager on notice to each other Manager. Such notice shall state the purpose or purposes of, or the business to be transacted at, such meeting. Notice of such special meetings shall be given at least 24 hours in advance of such meetings either in person or by electronic transmission (including by facsimile or electronic mail), telephone or written notice, if hand delivered (otherwise, written notice sent less than three (3) days prior to the meeting shall be given by national courier service or U.S. Postal Service).

2.5 Committees. The Board may designate one or more committees, each such committee consisting of one or more Managers. Any such designated committee shall have and may exercise such of the powers and authority of the Board in the management of the business and affairs of the Company as may be provided in such resolution. In addition, such committee or committees shall have such other limitations of authority as may be determined from time to time by resolution of the Board. Any committee designated in accordance with this Section 2.5 shall keep regular minutes of its proceedings and report the same to the Board when requested, shall fix its own rules or procedures, and shall meet at such times and at such place or places as may be provided by such rules or procedures, or by resolution of such committee or Board. At every meeting of any such committee, the presence of a majority of all the members thereof shall constitute a quorum, and the act of a majority of the members shall be necessary’ for the adoption of any resolution or approval of any action by such committee.

2.6 Action by Written Consent or Telephone Conference. Any action of the Board (or any committee thereof) or the Managers permitted or required by the Act, the Articles of Organization or this Agreement to be taken at a meeting of the Board (or any committee thereof) may be taken without a meeting, without prior notice, and without a vote if a consent in writing, setting forth the action to be taken, is signed by those Managers having not less than the minimum number of votes that would be necessary to take the action at a meeting at which all Managers entitled to vote on the action were present and voted. Prompt notice (within three (3) days) of the taking of any action by the Board without a meeting by less than unanimous written consent shall be given to those Managers who did not consent in writing to the action. Subject to the requirements of the Act, the Articles of Organization or this Agreement for notice of meetings, Managers may participate in and hold a meeting of the Board (or any committee thereof) by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in such meeting shall constitute attendance and presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

2.7 Officers.

(a) Generally. The Board may, from time to time, appoint certain agents of the Company (who shall be referred to herein as be referred to as “Officers’’ of the Company) to act on behalf and in the name of the Company with such authority as may be delegated to such Officers by the Board. Unless otherwise provided by resolution of the Board, the Officers shall have the titles, power, authority and duties described below in this Section 2.7. Any such Officer shall act pursuant to such delegated authority until such Officer is removed by the Board. Any action taken by an Officer designated by the Board pursuant to authority delegated to such Officer shall constitute the act of and serve to bind the Company. Persons dealing with the Company are entitled to rely conclusively on the power and authority of any Officer and any instrument designating such Officer and the authority delegated to him or her.

(b) Number, Titles and Term of Office. The Officers of the Company may include any one or more of the following: a Chief Executive Officer, a President, one or more Vice Presidents (any one or more of whom may be designated Executive Vice President or Senior Vice President), a Chief Financial Officer, a Secretary and such other Officers as the Board may from time to time determine. Each Officer shall hold office until his successor shall be duly elected and shall qualify or until his death or until he shall resign or shall have been removed in the manner hereinafter provided. Any number of offices may be held by the same person. No Officer need be a resident of the State of Oklahoma or a member of the Company.

(c) Salaries. The salaries or other compensation, if any, of the Officers shall be fixed from time to time by the Board.

(d) Removal. Any Officer elected or appointed by the Board may, subject to any contractual obligations of the Company with respect to such Officer, be removed, either with or without cause, by the Board; provided, however, that such removal shall be without prejudice to the contractual rights, if any, of the person so removed. Election or appointment of an Officer shall not of itself create contractual rights.

(e) Vacancies. Any vacancy occurring in any office of the Company may be filled by the Board.

(f) Powers and Duties of the Chief Executive Officer. The Chief Executive Officer shall be the chief executive officer of the Company unless the Board designates another Officer as the chief executive officer. Subject to the control of the Board and the other terms of this Agreement, the chief executive officer shall have general executive charge, management and control of the properties, business and operations of the Company with all such powers as may be reasonably incident to such responsibilities; and may agree upon and execute all leases, contracts, evidences of indebtedness and other obligations in the name of the Company; and he shall have such other powers and duties as may be assigned to him from time to time by the Board.

(g) Powers and Duties of the President. Unless otherwise determined by the Board, the President shall have the authority to agree upon and execute all leases, contracts, evidences of indebtedness and other obligations in the name of the Company; and the President shall have such other powers and duties as may be assigned to him from time to time by the Board. In the absence of a designated Chief Executive Officer, the President shall perform the duties of the Chief Executive Officer and when so acting shall have all the powers of and be subject to all the restrictions upon the Chief Executive Officer.

(h) Vice Presidents. Each Vice President shall perform such duties and have such powers as the Board may from time to time prescribe. In addition, in the absence of the Chief Executive Officer and President, or in the event of their inability or refusal to act, a Vice President designated by the Board or, in the absence of such designation, the Vice President who is present and who is senior in terms of time as a Vice President of the Company, shall perform the duties of the Chief Executive Officer and when so acting shall have all the powers of and be subject to all the restrictions upon the Chief Executive Officer.

(i) Chief Financial Officer. The Chief Financial Officer shall have responsibility for the custody and control of all the funds and securities of the Company, and he shall have such other powers and duties as may be prescribed from time to time by the Board. He shall perform all acts incident to the position of Chief Financial Officer, subject to the control of the Chief Executive Officer and the Board; the Chief Financial Officer shall, if required by the Board, give such bond for the faithful discharge of his duties in such form as the Board may require.

(j) Treasurers. Each Treasurer (if any) shall have the usual powers and duties pertaining to his office, together with such other powers and duties as may be prescribed from time to time by the Chief Financial Officer, the Chief Executive Officer or the Board. The Treasurers shall exercise the powers of the Chief Financial Officer during the Chief Financial Officer’s absence or inability or refusal to act.

(k) Secretary. The Secretary shall keep the minutes of the Board and Members in books provided for such purpose; he shall attend to the giving and serving of all notices; he may in the name of the Company affix the seal (if any) of the Company to all contracts of the Company and attest thereto; he shall have charge of the membership transfer books and membership ledgers, and such other books and papers as the Board may direct, all of which shall at all reasonable times be open to inspection by the Board and Members upon application at the office of the Company during business hours; he shall have such other powers and duties as may be prescribed from time to time by the Board; and he shall in general perform all acts incident to the office of Secretary, subject to the control of the Chief Executive Officer and the Board.

(l) Assistant Secretaries. Each Assistant Secretary (if any) shall have the usual powers and duties pertaining to his office, together with such other powers and duties as may be prescribed from time to time by the Chief Executive Officer, the Board or the Secretary. The Assistant Secretaries shall exercise the powers of the Secretary during the Secretary’s absence or inability or refusal to act.

(m) Action with Respect to Securities of Other Companies. Unless otherwise determined by the Board, the Chief Executive Officer shall have the power to vote and to otherwise act on behalf of the Company, in person or by proxy, at any meeting of security holders of any other company, or with respect to any action of security holders thereof, in which the Company may hold securities and otherwise to exercise any and all rights and powers that the Company may possess by reason of its ownership of securities in such other company.

ARTICLE 3

CAPITAL CONTRIBUTIONS; MEMBERSHIP INTERESTS

3.1 Membership Interests. As of the Effective Date, the Sole Member owns 100% of the membership interests in the Company.

3.2 Additional Contributions. The Sole Member is not required to make any additional capital contributions to the Company. The Sole Member shall not have any obligation to restore any negative balance in any capital account maintained for such Member in accordance with applicable law and regulations promulgated under or in connection with the Internal Revenue Code of 1986, as amended (the “Code”), upon liquidation or dissolution of the Company.

3.3 Liability of Sole Member. Except as otherwise provided in this Agreement or by applicable law, the Sole Member shall not be required to contribute to the capital of, or to loan any funds to, the Company and the Sole Member shall not be liable for the debts, liabilities or obligations of the Company.

ARTICLE 4

TAX STATUS; ALLOCATIONS; DISTRIBUTIONS

4.1 Tax Status; Allocations. It is the intention of the Company and the Sole Member that the Company be treated as a corporation for U.S. federal income tax purposes, in accordance with the rules of Treasury Regulation Section 301.7701-3, and all relevant state income tax purposes and neither the Company nor the Sole Member shall take any action or make any election which is inconsistent with such tax treatment. All provisions of this Agreement are to be construed so as to preserve the Company’s tax status as a corporation. All income and expense shall be allocated under the rules of the Code as it applies to corporations.

4.2 Distributions. The Company shall make all cash or other property distributions only to the Sole Member, at such times and in such amounts as determined by the Board.

ARTICLE 5

RELATIONSHIPS; INDEMNIFICATION

5.1 Duties of the Sole Member, Managers and Officers.

(a) To the fullest extent permitted by applicable law and notwithstanding any provision of this Agreement to the contrary, the Sole Member shall not have any duty, fiduciary’ or otherwise, to the Company or any other person in connection with the business and affairs of the Company or any consent or approval given or withheld pursuant to this Agreement; provided, that the foregoing shall not limit or eliminate any liability relating to the duty of loyalty or the obligation of good faith and fair dealing as provided by the Act.

(b) To the fullest extent permitted by applicable law and notwithstanding any other provision of this Agreement to the contrary, no Manager or Officer, in such person’s capacity as a Manager or Officer, as applicable, shall have any duty, fiduciary or otherwise, to the Company, the Sole Member or any other person in connection with the business and affairs of the Company; provided, that the foregoing shall not limit or eliminate any liability relating to the duty of loyalty or the obligation of good faith and fair dealing as provided by the Act.

5.2 Liability and Indemnification.

(a) To the maximum extent permitted by applicable law, no Covered Person will be liable to the Company, the Sole Member or any other person for losses sustained or liabilities incurred as a result of any act or omission, including any breach of a duty (fiduciary or otherwise), that such Covered Person may have taken or omitted with respect to the Company, the Sole Member, or such other person, unless there has been a final and non-appealable judgment entered by a court of competent jurisdiction determining that, in respect of such reliance, action or inaction, such Covered Person (i) breached the Covered Person’s duty of loyalty to the Company or its Members, (ii) any such act or omission was not in good faith or involved an intentional misconduct or a knowing violation of law, or (iii) any such act or omission involved a transaction from which the Covered Person derived an improper personal benefit.

(b) Each Covered Person shall be indemnified and held harmless by the Company (but only to the extent of the Company’s assets), to the fullest extent permitted by applicable law, from and against any and all losses, liabilities and expenses (including taxes; penalties; judgments; fines; amounts paid or to be paid in settlement; costs of investigation and preparations; and reasonable fees, expenses and disbursements of attorneys (as incurred), whether or not the dispute or proceeding involves the Company, the Sole Member or any Officer) incurred or suffered by any such Covered Person in connection with the activities of the Company or its subsidiaries; provided that, such Covered Person shall not be so indemnified and held harmless if there has been a final and non-appealable judgment entered by a court of competent jurisdiction determining that, in respect of the matter for which such Covered Person is seeking indemnification or seeking to be held harmless hereunder, such Covered Person (i) breached the Covered Person’s duty of loyalty to the Company or its Members, (ii) any such act or omission was not in good faith or involved an intentional misconduct or a knowing violation of law, or (iii) any such act or omission involved a transaction from which the Covered Person derived an improper personal benefit. A Covered Person shall not be denied indemnification in whole or in part under this Section 5.2(b) because such Covered Person had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement or otherwise authorized by the Board.

(c) The rights to indemnification and advancement of expenses provided by this Section 5.2 shall be in addition to any other rights to which a Covered Person may be entitled under any agreement, as a matter of law or otherwise, both as to actions in such Covered Person’s capacity as a Covered Person hereunder and as to actions in any other capacity, and shall continue as to a Covered Person who has ceased to serve in such capacity as a Covered Person and shall inure to the benefit of the heirs, successors, assigns and administrators of such Covered Person.

(d) No amendment or repeal of the provisions of this Section 5.2 which adversely affects the rights of any Covered Person under this Section 5.2 with respect to the acts or omissions of such Covered Person at any time prior to such amendment or repeal shall apply to such Covered Person without the written consent of such Covered Person.

(e) A Covered Person shall be fully protected in relying in good faith, and shall incur no liability in acting or refraining from acting, upon the records of the Company and upon such resolutions, certificates, instruments, information, opinions, reports, statements, notices, requests, consents, orders, bonds, debentures, signatures or writings reasonably believed by it to be genuine and presented to the Company by any Officer or other person as to matters the Covered Person reasonably believes are within the professional or expert competence of such Officer or other person and who has been selected with reasonable care by or on behalf of the Company, including such documents, certificates, information, opinions, reports or statements as to the value and amount of the assets, liabilities, income, loss or any other facts pertinent to the existence and amount of assets from which distributions to the Sole Member might properly be paid, in each case, unless there has been a final and non-appealable judgment entered by a court of competent jurisdiction determining that, in respect of such reliance, action or inaction, such Covered Person (i) breached the Covered Person’s duty of loyalty to the Company or its Members, (ii) any such act or omission was not in good faith or involved an intentional misconduct or a knowing violation of law, or (iii) any such act or omission involved a transaction from which the Covered Person derived an improper personal benefit.

(f) The Company shall advance funds to the Covered Person upon receipt of an unsecured undertaking by such Covered Person to repay any such advances if it is subsequently determined by a court of competent jurisdiction that indemnification for such expenses is not permitted by law or authorized by this Agreement. Each Covered Person may consult with outside legal counsel approved by the Company, which approval shall not be unreasonably withheld, and any action or omission taken or suffered reasonably and in good faith in reliance and accordance with the written opinion or advice of such counsel will be conclusive evidence that such action or omission was not a violation of such Covered Person’s duty of loyalty or the obligation of good faith and fair dealing provided by the Act. Unless there is a specific finding that the Covered Person’s actions constituted a violation of such Covered Person’s duty of loyalty or the obligation of good faith and fair dealing provided by the Act (or where such a finding is an essential element of a judgment or order), the termination of any action, suit or proceeding by judgment, order or settlement, or upon a plea of nolo contendere or its equivalent, will not, of itself, create a presumption for the purposes of this Section 5.2(f) as to whether or not the Covered Person committed a violation of any such duty of loyalty or the obligation of good faith and fair dealing provided by the Act.

(g) Any indemnification pursuant to this Article 5 shall be payable only from the assets of the Company and shall in no event cause the Sole Member to incur any personal liability or result in any liability of the Sole Member to any third party.

(h) For purposes of this ARTICLE 5, the following terms shall have the meanings set forth below:

“Covered Person” means any Member Covered Person, Manager Covered Person and any Officer Covered Person.

“Member Covered Person” means (i) the Sole Member, (ii) each current and former officer, director, liquidator, partner, equity holder, manager and member of the Sole Member, (iii) each current and former Affiliate of the Sole Member (other than the Company and its subsidiaries) and each of their respective officers, directors, liquidators, partners, equity holder, managers and members, and (iv) any representatives, agents or employees of any person identified in clauses (i)-(iii) of this definition who the Sole Member expressly designates as a Member Covered Person in a written resolution.

“Manager Covered Person” means (i) each current and former Manager (solely in such person’s capacity as a Manager) and (ii) each person not identified in clause (i) of this definition who is or was a director or manager of any subsidiary of the Company and who the Board expressly designates as a Manager Covered Person in a written resolution.

“Officer Covered Person” means (i) each current and former Officer (solely in such person’s capacity as an Officer) and (ii) each person not identified in clause (i) of this definition who is or was an officer or employee of any subsidiary of the Company and who the Board expressly designates as an Officer Covered Person in a written resolution.

ARTICLE 6

MEETING OF MEMBERS

6.1 Member Vote; Meetings. For situations where the approval of the Members is required by applicable law or this Agreement, or where the Board elects to have the Members decide a particular matter, such action will be taken, except as otherwise provided in Section 6.8 below, at a duly called meeting of the Members in accordance with the provisions of this ARTICLE 6. Meetings of the Members for any purpose hereunder shall be at such places as may be designated by the Board and stated in the notice of the meeting. Only business within the purpose or purposes described in the notice of meeting delivered to the Members in accordance with Section 6.2 may be conducted at a meeting of Members.

6.2 Notice of Meeting. Written or printed notice of all meetings of the Members stating the place, date and time of the meeting and the purpose or purposes for which the meeting is called shall be delivered not less than ten (10) nor more than thirty (30) days before the date of the meeting to each Member entitled to vote at such meeting; provided, that no such notice shall be required with respect to any meeting of the Members to the extent the Sole Member is the sole Member.

6.3 Record Dates. For the purpose of determining Members entitled to notice of or to vote at any meeting of Members or any adjournment thereof, the Board may fix in advance a record date, which date shall not be less than ten (10) nor more than thirty (30) days prior to the date of the meeting. In addition, whenever action by the Members is proposed to be taken by consent in writing without a meeting of the Members, the Board may fix a record date for the purpose of determining the Members entitled to consent to that action, which record date shall not precede, and shall not be more than ten (10) days after, the date upon which the resolution fixing the record date is adopted by the Board. If no record date has been fixed by the Board for the purpose of determining the Members entitled to consent in writing to any action, the record date for determining the Members entitled to consent to that action shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Company.

6.4 Quorum. The presence, in person or represented by proxy, of the Members whose aggregate membership interests exceed fifty percent (50%) of the total membership interests of the Company (a “Majority in Interest”) shall constitute a quorum for the purpose of considering any matter at a meeting of the Members. If a meeting of the Members cannot be organized because a quorum shall not be present or represented, the Members entitled to vote thereat, present in person or represented by proxy, shall have the power to adjourn the meeting from time to time until a quorum shall be present or represented. When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting at which a quorum shall be present or represented, the Members may transact any business which might have been transacted at the original meeting.

6.5 Voting. Unless otherwise required by law or this Agreement, any matter brought before a meeting of the Members shall be decided by such Members holding a Majority in Interest at a meeting at which a quorum is present.

6.6 Conduct of Meetings of the Members. At each meeting of the Members, the Chief Executive Officer or, in his absence, a chairman chosen by the Board, shall preside and act as chairman of the meeting. The Secretary or, in his absence, a person whom the chairman of such meeting shall appoint, shall act as secretary of such meeting and keep the minutes thereof. The Board may adopt such rules and regulations as it determines are reasonably necessary or appropriate in connection with the organization and conduct of any meeting of the Members.

6.7 Proxies. Each Member entitled to vote at a meeting of the Members may authorize another person or persons to act for him by proxy with respect to any membership interest owned by such Member, but no such proxy shall be voted or acted upon after three (3) years from its grant date. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power.

6.8 Written Consent. Any action required or permitted to be taken at any meeting of the Members may be taken without a meeting, without prior notice, and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by those Members owning membership interests having not less than the minimum voting powder that would be necessary to take such action at a meeting at which all Members were present and voted. Every written consent shall bear the date of signature of each Member that signs the consent.

6.9 Telephonic Meetings. Members may participate in and hold a meeting by means of conference telephone or similar communications equipment by means of which all Members participating in the meeting can hear each other, and participation in such meeting shall constitute attendance and presence in person at such meeting.

ARTICLE 7

DISSOLUTION

7.1 Dissolution. The Company shall be dissolved upon the occurrence of any of the following events;

(i) any event which would make unlawful under the laws of Oklahoma the continuing existence of the Company;

(ii) a written instrument executed by the Sole Member at such time, if any, as the Sole Member may elect; or

(iii) the entry of a decree of judicial dissolution of the Company under Section 2038 of the Act.

7.2 Distribution Upon Dissolution. Upon dissolution of the Company, the affairs of the Company shall be immediately wound up in accordance with the Act and the Board shall promptly liquidate the business of the Company. During the period of winding up the affairs of the Company, the rights and obligations of the Board under this Agreement shall continue. The fair market value of the assets of the Company (other than cash) shall be determined by the Board. In the event of dissolution, the Company shall conduct only such activities as are necessary to windup its affairs (including the sale of the assets of the Company in an orderly manner), and the assets of the Company shall be applied in the following manner and order: (i) first, to the claims of all creditors of the Company, to the extent permitted by law, in satisfaction of liabilities of the Company (whether by payment or the making of reasonable provision for payment thereof) and (ii) thereafter, to the Sole Member.

7.3 Cancellation.

(a) Upon the completion of the winding up of the Company, the Board shall cause Articles of Dissolution to be filed in accordance with the Act.

ARTICLE 8

BOOKS AND RECORDS

8.1 Books and Records. The Company shall keep accurate books and records of accounts. The calendar year ending December 31 shall be the accounting year of the Company. The Sole Member shall be permitted access to all books and records of the Company at the principal office of the Company during business hours.

ARTICLE 9

GOVERNING LAW

9.1 Governing Law. This Agreement will be governed by, and construed in accordance with, the laws of the State of Oklahoma, without regard to the conflict of laws rules of such state.

ARTICLE 10

MISCELLANEOUS PROVISIONS

10.1 Notices. Any notice, demand or communication required or permitted to be given by any provision of this Agreement shall be deemed to have been sufficiently given or served for all purposes if (a) delivered personally to the party or to an officer of the party to whom the same is directed or (b) sent by registered or certified mail, postage and charges prepaid, addressed to the party’s address as it appears in the Company’s records, as appropriate. Except as otherwise provided herein, any notice given pursuant to clause (a) of this Section 10.1 shall be deemed to have been given on the day of delivery and any notice given pursuant to clause (b) of this Section 10.1 shall be deemed to have been given three (3) days after the date on which the same was deposited in a regularly maintained receptacle for the deposit of United States mail.

10.2 Headings and Sections. The headings in this Agreement are inserted for convenience only and are in no way intended to describe, interpret, define, or limit the scope, extent or intent of this Agreement or any provision hereof. Unless the context requires otherwise, all references in this Agreement to Sections or Articles shall be deemed to mean and refer to Sections or Articles of this Agreement.

10.3 Amendment of Articles of Organization and Agreement. Except as otherwise expressly set forth in this Agreement, the Articles of Organization of the Company and this Agreement may be amended, supplemented or restated only by a written instrument executed and delivered by the Sole Member.

10.4 Numbers and Gender. Where the context so indicates, the masculine shall include feminine and neuter, and the neuter shall include the masculine and feminine, the singular shall include the plural and any reference to a “person” shall mean a natural person or a corporation, limited liability company, association, partnership, joint venture, estate, trust or any other entity.

10.5 Binding Effect. Except as herein otherwise provided to the contrary, this Agreement shall be binding upon and inure to the benefit of the Sole Member and its successors and permitted assigns.

10.6 Severability. In the event that any provision of this Agreement shall be declared to be invalid, illegal or unenforceable, such provision shall survive to the extent it is not so declared, and the validity, legality and enforceability of the other provisions hereof shall not in any way be affected or impaired thereby, unless such action would substantially impair the benefits to any party of the remaining provisions of this Agreement.

10.7 Entire Agreement. This Agreement embodies the complete agreement and understanding among the parties relating to the Company and supersedes and pre-empts any prior understandings or agreements including, without limitation, the Operating Agreement dated effective as of September 28, 2010.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned, being the sole member of the Company, has executed this Agreement effective as of the date first set forth above.

SOLE MEMBER: ACCELERATED COMPANIES, LLC, a Delaware limited liability company

By:	/s/ Brad Goebel
Brad Goebel, Chief Executive Officer

Signature Page to Amended and Restated Limited Liability Company Operating Agreement